UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
CH2M HILL COMPANIES, LTD
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        This additional information is being filed to correct a clerical error in the filing made by CH2M HILL Companies, Ltd. on March 25, 2005.

Security Ownership of Directors, Director Nominees and Executive Officers

        The following table sets forth information as of March 25, 2005 as to the beneficial ownership of CH2M HILL's equity securities by each Director, Director nominee and executive officer individually and as a group. None of the individuals listed below owns directly more than one percent of the outstanding shares of CH2M HILL. As a group, all Directors, Director nominees, and executive officers own 6.2% of the outstanding shares of CH2M HILL.

Name of Beneficial Owner	Common Stock Held Directly	Common Stock Held Indirectly(1)	Stock Options Exercisable Within 60 Days	Total Beneficial Ownership
Joseph A. Ahearn	71,730	93,164	25,000	189,894
Robert W. Bailey	17,705	28,688	7,838	54,231
Robert G. Card	42,596	—	—	42,596
Carolyn Chin	5,340	—	—	5,340
William T. Dehn	64,637	64,281	—	128,918
Donald S. Evans	219,708	94,709	25,000	339,417
James J. Ferris	108,117	109,102	25,000	242,219
Jerry D. Geist	9,340	—	4,000	13,340
Samuel H. Iapalucci	107,838	106,856	25,000	239,694
Susan D. King	67,887	41,970	5,250	115,107
Ralph R. Peterson	291,863	104,211	28,875	424,949
David B. Price	6,000	—	—	6,000
M. Catherine Santee	17,688	41,134	9,625	68,447
Thomas G. Searle	48,853	53,003	12,125	113,981
Barry L. Williams	9,340	—	4,000	13,340
All directors, director nominees and executive officers as a group (15 people)	1,088,642	737,118	171,713	1,997,473

(1)
Includes common stock held through the Retirement and Tax-Deferred Savings Plan and the deferred compensation plan trusts.